     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1999
                                                   REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              PENNACO ENERGY, INC.
             (Exact name of registrant as specified in its charter)

          NEVADA                                            88-0384598
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                           1050 17TH STREET, SUITE 700
                             DENVER, COLORADO 80265
          (Address, including zip code, of Principal Executive Offices)

                              PENNACO ENERGY, INC.
                      1998 STOCK OPTION AND INCENTIVE PLAN

                            (Full title of the plan)

                                  PAUL M. RADY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           1050 17TH STREET, SUITE 700
                             DENVER, COLORADO 80265
                                 (303) 629-6700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         -------------------------------

                                    COPY TO:

                                 DAVID P. OELMAN
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200
                         -------------------------------
                         CALCULATION OF REGISTRATION FEE

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                                                                                       PROPOSED
                                                                      PROPOSED          MAXIMUM
      TITLE OF SECURITIES TO BE REGISTERED           AMOUNT           MAXIMUM          AGGREGATE       AMOUNT OF
                                                     TO BE         OFFERING PRICE      OFFERING       REGISTRATION
                                                  REGISTERED (1)    PER SHARE (2)      PRICE (2)          FEE
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
Common Stock, Par Value $.001 Per Share (3)         4,500,000         $12.375         $55,687,500      $15,481.13
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

(1) The number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of a share of the Company's common stock for June 25, 1999 on the American Stock Exchange as reported in THE WALL STREET JOURNAL on June 28, 1999.
(3) The securities include certain rights associated with the common stock issued pursuant to the Rights Agreement dated February 24, 1999.

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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The Company incorporates herein by reference the following documents, or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

         (1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998;

         (2) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999; and

         (3) The descriptions of the Company's common stock, par value $.001 per share (the "Common Stock"), and certain rights associated with such Common Stock (the "Rights") contained in the Company's registration statement on Form 8-A, dated April 16, 1999, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (No. 0-24881), including any amendments or reports filed for the purpose of updating such descriptions.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Nevada Revised Statutes and certain provisions of the Company's By-Laws under certain circumstances provide for indemnification of the Company's Officers, Directors and controlling persons against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to the Company's By-Laws and to the statutory provisions.

         In general, any Officer, Director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in the Company's best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the Board of Directors, by legal counsel, or by a vote of the shareholders, that the applicable standard of conduct was met by the person to be indemnified.

         The circumstances under which indemnification is granted in connection with an action brought on behalf of the Company is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in the Company's best interest, and must not have been adjudged liable for negligence or misconduct.

         Indemnification may also be granted pursuant to the terms of agreements that may be entered in the future or pursuant to a vote of shareholders or Directors. The statutory provision cited above also grants the power to the Company to purchase and maintain insurance which protects its Officers and Directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.


Exhibit
Number            Description
-------           -----------
 5.1     Opinion of Gibson, Haglund & Johnson.

23.1     Consent of KPMG LLP.

23.2     Consent of Gibson, Haglund & Johnson (included in Exhibit 5.1).

24.1     Power of Attorney (included in Part II of the Registration Statement).

99.1     Pennaco Energy, Inc. 1998 Stock Option and Incentive Plan.


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) Include any additional or changed material information on the plan of distribution.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 29th day of June, 1999.

                                  PENNACO ENERGY, INC.
                                  (Registrant)

                                  By: /s/ Paul M. Rady
                                     ---------------------------------------
                                      Paul M. Rady
                                      President and Chief Executive Officer

                              POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Pennaco Energy, Inc. (the "Company") hereby constitutes and appoints Paul M. Rady and Glen C. Warren, Jr., or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 29, 1999 in the capacities indicated.

               SIGNATURE                      TITLE

/s/ Paul M. Rady                President, Chief Executive Officer and Director
---------------------------     (Principal Executive Officer)
Paul M. Rady

/s/ Jeffrey L. Taylor           Chairman of the Board of Directors
---------------------------
Jeffrey L. Taylor

/s/ Glen C. Warren, Jr.         Executive Vice President, Chief Financial
---------------------------     Officer and Director (Principal Financial
Glen C. Warren, Jr.             Officer)

/s/ Gregory V. Gibson           Vice President, Legal, Secretary and Director
---------------------------
Gregory V. Gibson

/s/ David W. Lanza              Director
---------------------------
David W. Lanza

                                  EXHIBIT INDEX

Exhibit                                                                                               Location of
Number                                                                                                Exhibit
-------                                                                                               --------
5.1                 Opinion of Gibson, Haglund & Johnson.

23.1                Consent of KPMG LLP.

23.2                Consent of Gibson, Haglund & Johnson (included in Exhibit 5.1).

24.1                Power of Attorney (included in Part II of the Registration Statement).

99.1                Pennaco Energy, Inc. 1998 Stock Option and Incentive Plan.
